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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 25, 2008

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870
(State or other jurisdiction of incorporation)	(Commission File No.)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE

     On June 25, 2008, we announced that after numerous weather delays in the Powder River Basin of Wyoming, Marathon Oil Company (NYSE:MRO) has installed and turned on the first of their eleven (11) pilot wells using the ARID Tool. The ARID process is working as designed and is currently storing water in the receiver aquifer at a rate of approximately 1000 barrels per day (bpd) or around 29 gallons per minute (gpm). Marathon is now preparing other wells for ARID installation which should become operational within the next few weeks. Marathon is quite pleased with the ARID Tools performance and is very optimistic about the pilot programs early test data.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 25th day of June, 2008.

BIG CAT ENERGY CORPORATION

BY:   RICHARD STIFEL
         Richard Stifel, Principal Financial Officer,
         Principal Accounting Officer, Secretary and
         Treasurer.